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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Digital Systems International Inc.

We consent to incorporation by reference in the registration statements (No.'s 33-36617, 33-41197, 33-41199, 33-51620, 33-88544 and 33-93948) on Form S-8 of
Digital Systems International, Inc. of our reports dated February 2, 1996, relating to the consolidated balance sheets of Digital Systems International, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows and related financial statements schedule for each of the years in the three-year period ended December 31, 1995, which reports appear, or are incorporated by reference, in the December 31, 1995 annual report on Form 10-K of Digital Systems International, Inc.

KPMG PEAT MARWICK LLP

Seattle, Washington
June 28, 1996